                                                                     Exhibit 99

                    WINTHROP PARTNERS 80 LIMITED PARTNERSHIP
                          FORM 10 - QSB JUNE 30, 1997

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

      1. Statement of Cash Available for Distribution for the three months ended June 30, 1997:

           Net income                                              $  306,000
           Add:      Depreciation and amortization charges
                     to income not affecting cash available
                     for distribution                                   8,000
                     Minimum lease payments received, net of
                     interest income earned, on leases
                     accounted for under the financing
                     method                                            95,000
           Less:     Other income                                     (15,000)
                     Cash to reserves                                (199,000)
                                                                   ----------

                    Cash Available for Distribution                $  195,000
                                                                   ==========
                    Distributions allocated to General Partners    $        -
                                                                   ==========
                    Distributions allocated to Limited Partners    $  195,000
                                                                   ==========

      2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 1997:

         Entity Receiving                                  Form of
           Compensation                                  Compensation                                  Amount
       ------------------------           -------------------------------------------               -------------
       Winthrop

       Management                         Property Management Fees                                  $       7,000

       General Partners                   Interest in Cash Available for Distribution               $           -

       WFC Realty Co., Inc.

       (Initial Limited Partner)          Interest in Cash Available for Distribution               $         900

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